Exhibit 10.19

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[*****]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE dated as of November 6, 2002 (this “Amendment”), between RCPI LANDMARK PROPERTIES, L.L.C., a Delaware limited liability company having an office c/o Tishman Speyer Properties, L.P., 45 Rockefeller Plaza, New York, New York 10111 (“Landlord”), and RADIO CITY PRODUCTIONS LLC, a Delaware limited liability company having an office at 1260 Avenue of the Americas, New York, New York 10020 (“Tenant”).

WITNESSETH:

WHEREAS, RCPI Trust, predecessor-in-interest to Landlord, and Tenant entered into that certain Lease dated December 4, 1997 (the “1997 Lease”), covering premises consisting of (i) the Music Hall; (ii) the 1270 Space; (iii) the 50 Rock Space; and (iv) the Retail Space, all as more particularly described and defined in the Original Lease; and

WHEREAS, pursuant to that certain First Amendment to Lease dated as of February 19, 1999 (the “First Amendment”), Tenant surrendered a portion of the 50 Rock Space designated as Space ‘U’, and Landlord leased to Tenant certain Substitute Premises, and certain additional premises, which are collectively referred to as the ‘L’ Premises (the 1997 Lease, as amended by the First Amendment, is herein referred to as the “Original Lease”); and

WHEREAS, Landlord and Tenant desire to modify the Original Lease to (i) provide for the leasing of certain additional premises located in the submezzanine of the building known as 50 Rockefeller Plaza (the “Building”), and (ii) otherwise modify the terms and conditions of the Original Lease, all as hereinafter set forth (the Original Lease, as modified by this Amendment, is herein referred to as the “Lease”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Original Lease.

2. Lease of Additional Premises. (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, portions of the submezzanine level of the Building, designated as Space ‘O’, Space ‘Q’, Space ‘R’, Space ‘U’, Space ‘W’, Space ‘X’, Space ‘Z’, Space ‘EE’ and Space ‘K’, all being more particularly shown on Exhibit A attached hereto (the “Additional Premises”), for a term commencing on the date (the “Effective Date”) that is the later to occur of (x) the date of mutual execution and delivery of this Amendment, and (y) the date Landlord delivers possession of all of the Additional Premises to Tenant and ending on the Initial Expiration Date, or such earlier date upon which the term of the Lease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law, upon all of the terms and conditions of the Original Lease, as modified by this Amendment. Notwithstanding anything to the contrary contained herein, and provided that Tenant obtains the prior consent of Landlord, Tenant shall be permitted to have reasonable access to the Additional Premises prior to the Effective Date in order to inspect the same (the “Early Access Period”). All of the terms and provisions of the Lease shall apply to the Additional Premises during the Early Access Period, except for the obligation to pay Fixed Rent and Additional Rent in respect of the Additional Premises.

(b) Landlord shall deliver possession of the Additional Premises to Tenant on the Effective Date. Landlord shall not be liable for failure to deliver possession of the Additional Premises or any portion thereof to Tenant on any specified date, and such failure shall not impair the validity of this Amendment. The provisions of this Article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law or any successor Requirement, provided that if Landlord fails to deliver vacant possession of all of the Additional Premises in accordance with the terms of this Amendment prior to May 1, 2003 (the “Outside Delivery Date”), Tenant shall have the right within 10 days after the Outside Delivery Date, as its sole and exclusive remedy therefor, to cancel this Amendment by giving notice of cancellation to Landlord. If Tenant timely delivers the aforesaid cancellation notice, this Amendment shall terminate 15 days after the date of such notice, unless Landlord delivers vacant possession of the Additional Premises within such 15-day period, in which case Tenant’s cancellation notice shall be void and this Amendment shall continue in full force and effect. Failure by Tenant to exercise such right to cancel this Amendment within the aforesaid 10-day period shall constitute a waiver of such right; time being of the essence with respect thereto. Notwithstanding anything to the contrary contained herein, Landlord shall exercise reasonable diligence (at no cost to Landlord), including exercising its right of termination pursuant to any leases or license agreements affecting the Additional Premises promptly after the date hereof, to cause the existing tenants and/or occupants of the Additional Premises to vacate the same in a timely manner. Landlord shall give Tenant at least ten (10) days’ advance written notice of the Effective Date.

(c) Effective as of the Effective Date, Tenant shall lease the Additional Premises upon all of the terms and conditions of the Original Lease, except as follows:

(i) The Additional Premises shall be deemed to consist of 8,216 rentable square feet for all purposes of the Lease.

(ii) Tenant shall pay Fixed Rent for the Additional Premises at a rate equal to [*****] per square foot per annum for the period beginning on the Effective Date and ending on the last day of the month which is 12 months after the Effective Date. Thereafter, with respect to the Additional Premises only, Fixed Rent for each subsequent year shall increase by [*****] of the Fixed Rent in effect during the immediately preceding year. Tenant shall be permitted to include the Fixed Rent with respect to the Additional Premises as part of Fixed Rent under clause (a) (ii) of Schedule 2 of the Original Lease when calculating Percentage Rent pursuant to the Original Lease.

(iii) Tenant shall pay additional rent on account of Taxes with respect to the Additional Premises pursuant to Article 8 of the Original Lease, except that, with respect to the Additional Premises only, (a) “Base Tax Year” shall mean the Tax Year commencing on July 1, 2002 and ending on June 30, 2003 if the Effective Date occurs on or before December 31, 2002, or the Tax Year commencing on January 1, 2003 and ending on December 31, 2003 (i.e., the second half of the Tax Year commencing on July 1, 2002 and ending on June 30, 2003 and the first half of the Tax Year commencing on July 1, 2003 and ending on June 30, 2004) if the Effective Date occurs on or after January 1, 2003, and (b) “Tenant’s Area” shall mean 8,216 rentable square feet.

(iv) Tenant has inspected the Additional Premises and agrees (x) to accept possession of the Additional Premises in the “as is” condition existing on the Effective Date, (y) that neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Additional Premises or the Building except as expressly set forth herein, and (z) Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Additional Premises or the Building to prepare the same for Tenant’s occupancy (provided, however, that nothing herein shall be deemed to relieve Landlord of Landlord’s obligations pursuant to Section 7.1 (a) of the Original Lease). Tenant’s occupancy of any part of the Additional Premises shall be conclusive evidence, as against Tenant, that (A) Tenant has accepted possession of the Additional Premises in its then current condition and (B) the Additional Premises and the Building are in satisfactory condition as required by this Amendment. Notwithstanding the foregoing, Landlord and Tenant acknowledge that Tenant has not been able to inspect portions of the Additional Premises which are currently occupied by other tenants or occupants, and with respect to those portions of the Additional Premises, Landlord agrees to deliver same to Tenant in broom clean condition, free of other tenants or occupants, and in comparable condition to the portions of the Additional Premises which Tenant has had the opportunity to inspect. In addition, Landlord agrees to use reasonable efforts to provide Tenant with an opportunity to inspect the Additional Premises which are currently occupied, but Landlord’s inability to do so shall not affect Tenant’s obligations hereunder.

(v) Except as provided in Section 3 (g) of this Amendment, all references in the Original Lease to the “Ancillary Space” shall be deemed to include the Additional Premises.

3. Modifications. As of the date hereof, the Lease shall be further modified and amended as follows:

(a) Landlord and Tenant agree that Tenant intends to combine the Additional Premises with a portion of the 50 Rock Space known as Space ‘G’ and located on the submezzanine of the Building (Space G and the Additional Premises are hereinafter referred to as the “Storage Premises”). The Storage Premises shall be deemed to consist of 16,877 rentable square feet.

(b) Notwithstanding anything contained in the Lease to the contrary, Landlord and Tenant agree and acknowledge that Tenant shall have the right to use the Storage Space for uses other than “storage” as defined in the Original Lease, provided Tenant shall (i) in no event use the Storage Space for any Prohibited Use (provided, however, that Tenant shall be permitted to store customary prepackaged small food items such as popcorn, candy, nuts, confections and other such convenience food and beverage items (which may include alcoholic beverages provided and so long as Tenant complies with all applicable Requirements) in the Storage Premises), (ii) obtain all necessary permits and approvals required in connection with the use of the Storage Premises, including, but not limited to, any amendment to the Certificate of Occupancy, (iii) be responsible for performing any Alterations required in order to cause the Storage Premises to comply with all applicable Requirements related to the use thereof, and (iv) indemnify and hold Landlord harmless from and against any and all claims, losses, costs and expenses incurred by Landlord as a result of such uses.

(c) Landlord shall make 250 amps, 120/208-volts-3-phase of electricity available for the operation of Tenant’s electrical systems and equipment in the Storage Premises (the “Permitted Capacity”) via a connection to a switchboard in an electric closet designated by Landlord. Tenant will be responsible, at Tenant’s cost and expense, for routing the power from such switch board to the Storage Premises. Tenant shall pay to Landlord, on demand from time to time but not more frequently than monthly, for its consumption of electricity at the Storage Premises, a sum equal to [*****] of the product obtained by multiplying (i) the Cost Per Kilowatt Hour, by (ii) the actual number of kilowatt hours of electric current consumed in the Storage Premises by Tenant in such billing period, and otherwise in accordance with the terms and provisions of Article 17 of the Original Lease. Landlord shall install a meter, at Tenant’s expense, to measure Tenant’s consumption of electricity in the Storage Premises, which meter shall be installed and maintained by Landlord at Tenant’s expense. Landlord shall install the aforesaid meter within thirty (30) days after Tenant’s request that Landlord install the same. Bills for such amounts shall be rendered to Tenant at such times as Landlord may elect (but not more frequently than monthly). For any period during which such meter is not installed or is not operational in the Storage Premises, the monthly Fixed Rent in respect of the Additional Premises shall be increased by an amount equal to the product of (A) [*****], subject to adjustment for any increases in electric rates or taxes, and (B) the number of rentable square feet in the Additional Premises.

(d) Landlord shall not unreasonably withhold or delay its consent to a request by Tenant to install a supplemental HVAC system to serve the Storage Premises. Such installation shall be considered an Alteration and shall be performed in accordance with the provisions of Article 5 of the Lease. Tenant, at Tenant’s sole cost and expense, shall maintain in full force and effect for the Term a service contract or contracts for the periodic maintenance of Tenant’s supplemental HVAC System, with a contractor or contractors satisfactory to Landlord, and furnish a copy of said contract(s) and all extensions thereof to Landlord within 30 days after demand. Notwithstanding the foregoing, Landlord agrees that Tenant may use Tenant’s in-house approved union labor to maintain and service the supplemental HVAC System.

(e) Landlord shall provide chilled water in connection with Tenant’s independent supplemental air-conditioning units located in the Storage Premises, which shall not exceed 20 tons. Notwithstanding the foregoing, Tenant shall have the one-time right at any time within two (2) years after the Effective Date to irrevocably reduce the number of tons of chilled water to which Tenant is entitled pursuant to this Section by giving notice (the “Tenant Notice”) of such reduction to Landlord within the aforesaid two (2) year period, whereupon the number of tons of chilled water to which Tenant shall be entitled pursuant to the first sentence of this Section shall be reduced as of the date Tenant shall provide the Tenant Notice to the lower number of tons specified in the Tenant Notice. Tenant shall have no liability to pay the annual charge for chilled water, and Landlord shall have no obligation to provide any chilled water to Tenant hereunder, until Tenant provides or is deemed to have provided (as provided below) the Tenant Notice, after which Tenant shall be liable for the number of tons of chilled water referred to in the Tenant Notice (or deemed to have been selected by Tenant). Tenant shall pay Landlord an annual charge for such chilled water at Landlord’s then established rate therefor, which charge shall be payable annually in advance in a lump sum initially for the remainder of the calendar year of the Lease in which Tenant delivers (or is deemed to have delivered) the Tenant Notice to Landlord, at the same time Tenant makes its payment of Fixed Rent with respect to the Storage Premises then coming due hereunder, and thereafter for each calendar year at the same time that Tenant makes its first payment of Fixed Rent in such calendar year. In the event Tenant fails to deliver to Landlord the Tenant Notice by the date which is two (2) years from the Effective Date, Tenant shall be deemed to have elected to use 20 tons of chilled water. As of the date hereof, Landlord’s charge for chilled water is [*****] per ton per year. In addition to the foregoing charges there shall be a one-time fee of [*****] per ton of unit capacity for chilled water, payable at the same time Tenant makes its first payment of the chilled water charge provided herein.

(f) Notwithstanding anything contained in the Original Lease to the contrary, Tenant shall have no right to assign the Lease with respect to the Storage Premises, or to sublease all or any portion of the Storage Premises except in connection with an assignment of the entire Lease, or a sublease of the Original Premises as permitted under Article 16 of the Original Lease.

(g) Except as expressly provided herein and in Section 7.1(a) and Section 12.1 (a), (c), (f), (g) and (h) of the Original Lease, Landlord shall not be obligated to provide any services to the Storage Premises.

(h) Notwithstanding anything to the contrary contained in the Original Lease, including, without limitation, Section 5.3 thereof, Tenant shall not be required to restore any demising walls currently located in the Storage Premises at the expiration or sooner termination of the term of the Lease. Nothing herein shall be deemed to waive Tenant’s obligation pursuant to Section 5.3 of the Original Lease to remove any Specialty Alterations (defined for purposes of this Amendment as Alterations which are not standard office installations such as kitchens, executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, dumbwaiters, and other Alterations of a similar character) and Tenant’s Property in the Storage Premises at the expiration or sooner termination of the term of the Lease.

4. Brokerage. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Amendment other than Tishman Speyer Properties, L.P. (“Broker”) and that, to the best of its knowledge, no other broker negotiated this Amendment or is entitled to any fee or commission in connection herewith. Landlord shall pay Broker any commission which may be due in connection with this Amendment pursuant to a separate agreement. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys’ fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment, or the above representation being false. The provisions of this Paragraph 4 shall survive the expiration or earlier termination of the term of the Lease.

5. Representations and Warranties. (i) Tenant represents and warrants to Landlord that, as of the date hereof, (a) the Original Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) to the best of Tenant’s knowledge, there are no defaults existing under the Original Lease; (c) to the best of Tenant’s knowledge there exist no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Original Lease; and (d) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant.

(ii) Landlord represents and warrants to Tenant that, as of the date hereof, (a) the Original Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) to the best of Landlord’s knowledge, there are no defaults existing under the Original Lease; (c) to the best of Landlord’s knowledge there exist no valid causes of action, disputes or claims against the enforcement of any of the terms and conditions of the Original Lease and (d) this Amendment has been duly authorized, executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord.

6. Miscellaneous. (a) Except as set forth herein, nothing contained in this Amendment shall be deemed to amend or modify in any respect the terms of the Original Lease and such terms shall remain in full force and effect as modified hereby. If there is any inconsistency between the terms of this Amendment and the terms of the Original Lease, the terms of this Amendment with respect to the Storage Premises shall be controlling and prevail.

(b) This Amendment contains the entire agreement of the parties with respect to its subject matter and all prior negotiations, discussions, representations, agreements and understandings heretofore had among the parties with respect thereto are merged herein.

(c) This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

(d) This Amendment shall not be binding upon Landlord or Tenant unless and until each party shall have received a fully executed counterpart of this Amendment.

(e) This Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their successors and permitted assigns.

(f) This Amendment shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

(g) The captions, headings, and titles in this Amendment are solely for convenience of reference and shall not affect its interpretation.

(h) Within 30 days from the Effective Date, Landlord shall obtain an amendment to the existing Non-Disturbance and Attornment Agreement from the existing Mortgagee covering the Additional Premises.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

RCPI LANDMARK PROPERTIES, L.L.C.
By:	Tishman Speyer Properties, L.P., its Agent

By:	/s/ Robert J. Speyer
	Name:	Robert J. Speyer
	Title:	Senior Managing Director

TENANT:

RADIO CITY PRODUCTIONS LLC

By:	/s/ Robert Russo
	Name:	Robert Russo
	Title:	Executive Vice President

The undersigned acknowledges the above and ratifies and confirms all of its obligations under that certain Guaranty of Lease dated as of December 4, 1997 (the “Guaranty”) and agrees that the covenants referred to in the Guaranty shall include the obligations of Tenant under the Original Lease as amended above.

GUARANTOR:

MADISON SQUARE GARDEN, L.P.
A Delaware limited partnership

By:	/s/ Robert Russo
	Name:	Robert Russo
	Title:	President, Facilities Group

EXHIBIT A

Additional Premises

The floor plan which follows is intended solely to identify the general location of the Additional Premises and should not be used for any other purpose. All areas, dimensions and locations are approximate, and any physical conditions indicated may not exist as shown.

[Graphic of Rockefeller Plaza

Floor SH Floor Plan]